                                                                   EXHIBIT 99.1



                                    Approved:     Gary H. Schoenfeld
                                                  President and
                                                  Chief Executive Officer
                                                  (562) 565-8267
FOR IMMEDIATE RELEASE
                                    Contact:      Chad A. Jacobs/Thomas M. Ryan
                                                  Integrated Corporate Relations
                                                  (203) 222-9013

           VANS, INC. REPORTS RECORD THIRD QUARTER SALES AND EARNINGS

                 -- TOTAL SALES INCREASE 21% TO $83.3 MILLION --
       -- EARNINGS PER SHARE INCREASE 42% TO $0.17 VS. $0.12 LAST YEAR --
                    -- SAME STORE SALES INCREASE 16.3% --
        -- BACK TO SCHOOL BOOKINGS (Q1 FISCAL 2002) UP MORE THAN 25% --


Santa Fe Springs, California, March 21, 2001 --Vans, Inc. (Nasdaq: VANS) today announced record financial results for the third quarter of fiscal 2001 ended February 24, 2001.

Net sales for the quarter increased 21.1% to $83.3 million versus $68.8 million last year and net income increased 50.3% to $2.6 million versus $1.7 million, with a 41.7% increase in diluted earnings per share of $0.17 versus $0.12. For the first nine months of fiscal 2001, sales increased 22.2% to $257.2 million versus $210.5 million last year and net income increased 27.2% to $13.1 million versus $10.3 million, with a 20.8% increase in diluted earnings per share to $0.87 compared to $0.72.

Gary H. Schoenfeld, President and Chief Executive Officer of Vans stated, "Our accomplishments over this past quarter are another strong indication of the progress our Company has made on a number of different levels. Each strategic move has helped to further Vans' position as a leading sports and lifestyle brand for the youth market."

"From a financial perspective, we were able to translate a 21% sales gain into a 42% increase in earnings per share," Mr. Schoenfeld commented. "On the product front, our efforts were recognized last month with the Design in Excellence Award from Footwear+ and will be further demonstrated by the upcoming launch of signature shoes for Core Sports(TM) icons Geoff Rowley, Jeremy McGrath and Corey Nastazio. Our unique marketing and brand building initiatives continue to pay off as the Vans-produced film "Dogtown and Z-Boys" received both the Audience Choice Award and the Best Director Award for a documentary at the Sundance Film Festival. Finally, we recently announced network and cable television partnerships with NBC Sports and Fox Sports Net for the Vans Triple Crown(TM) Series, underscoring the increasing popularity of Core Sports(TM) and Vans' recognition as the leader in the Core Sports industry."

For the third quarter, total U.S. sales, including sales through Vans' U.S. retail stores, increased 29.2% to $57.1 million, versus $44.2 million for the same period a year ago. Sales through the Company's U.S. retail stores increased 37.2% to $28.4 million in the third quarter of fiscal 2001, from $20.7 million for the same period a year ago. Comparable store sales for the third quarter were up 16.3% versus the same period last year, the twenty-fifth consecutive quarter of such increase. U.S. wholesale sales in the third quarter increased 22.2% to $28.7 million, versus $23.5 million a year ago. Total international sales were $26.3 million, up 6.6 % from $24.6 million a year ago. On a constant dollar basis, after giving effect to an average 8.7% decline in the value of the euro, international sales would have been up 12.0%.

                                    --more--


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Page 2 - Vans, Inc. Reports Record Third Quarter Sales and Earnings


"We witnessed strong gains in U.S. wholesale during the quarter and once again our retail division outperformed both internal and external expectations," Mr. Schoenfeld said.* "Retail continues to be a powerful growth vehicle for Vans as our stores provide us with a superior platform to showcase our products and our skateparks create an unparalleled experience with our brand."

Gross margins for the quarter increased to 42.4% vs. 41.6 %, despite a more than 50 basis point negative variance due to the decline in the euro. Inventory was $58.0 million at February 24, 2001, up from $45.2 million a year ago, in line with the Company's retail growth and bookings trends.

Both for the fourth quarter and fiscal year ending May 31, 2001, the Company expects total sales to increase approximately 20% over the respective periods last year.* The Company also continues to be comfortable with the First Call consensus diluted earnings per share estimates, which recently increased from $0.14 to $0.15 for the fourth quarter, and thus an increase of more than 21% to $1.02 year-over- year.* The Company's internal targets for fiscal 2002 reflect sales growth of approximately 20% and diluted earnings per share growth at or above 20%.*

Mr. Schoenfeld concluded, "Total bookings are up more than 20% and 25% for Q4 fiscal 2001 and Q1 fiscal 2002, respectively, led by particularly strong domestic increases of more than 25% for Q4 and substantially more than 30% for the bigger back-to-school season, Q1 fiscal 2002.* Our retail stores continue to perform well and we look forward to the opening of two new skateparks near Philadelphia and Denver before the end of May. Financially and operationally we are sound, our product merchandising and design continue to strengthen, our marketing is among the best in the industry, and as evidenced by our performance and booking trends, we believe the VANS brand is stronger today than it has ever been."*

Vans, Inc. is a leading branded lifestyle company for the youth market. Vans reaches its 10 to 24 year-old target consumers through the sponsorship of Core Sports,(TM) such as skateboarding, snowboarding, surfing and wakeboarding, and through major entertainment events and venues, such as the VANS Triple Crown(TM) Series, the VANS Warped Tour,(TM) the VANS World Amateur Skateboarding Championships, six VANS mega skateparks, and the VANS High Cascade Snowboard Camp,(TM) located on Mt. Hood. The Company operates 140 retail stores in the U.S. and Europe, and designs, markets and distributes active-casual footwear, clothing and accessories, performance footwear for Core Sports, (TM) snowboard boots, step-in snowboard boot bindings, and outerwear worldwide.


                               (Tables to Follow)

*These are forward-looking statements about the Company's sales and earnings for the balance of fiscal 2001, for fiscal 2002, and beyond. Actual sales and earnings results for these periods may vary significantly and could be impacted by a number of important factors, including but not limited to: (i) the ongoing consolidation of the retail segment of the footwear industry; (ii) the occurrence of downward trends in the U.S. economy, foreign economies and the footwear industry, or the occurrence of events that adversely affect the world economy in general; (iii) the ability of the Company to continue to expand and grow its retail business; (iv) changes in the fashion preferences of the Company's target customers and the Company's ability to anticipate and respond to such changes; (v) increasing competition in all lines of the Company's business from both large, well-established companies with significant financial resources and brand recognition, and smaller niche competitors who market exclusively to the Company's target customers; (vi) the cancellation of orders which could alter bookings numbers; (vii) the fluctuation of foreign currencies in relation to the U.S. dollar, including particularly, the impact of the euro on the Company's growing European business; and (viii) whether future skateparks opened by the Company will be as successful as the Company's current parks. Many of these factors, and others, are discussed more extensively in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended May 31, 2000, as amended, which is filed with the Securities and Exchange Commission.


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Page 3 - Vans, Inc. Reports Record Third Quarter Sales and Earnings



                                   VANS, INC.
                    Condensed Consolidated Financial Summary
                 Third Quarter and Nine Months Fiscal Year 2001
                    (In thousands, except per share amounts)

STATEMENTS OF OPERATIONS


                                               THREE MONTHS ENDED                        NINE MONTHS ENDED
                                               ------------------                        -----------------
                                           FEB 24,              FEB 26,           FEB 24,               FEB 26,
                                            2001                 2000              2001                  2000
                                            ----                 ----              ----                  ----
Net sales                                $ 83,345              $68,813          $ 257,200             $ 210,495
Cost of goods                              47,983               40,180            145,658               120,367
                                         --------              -------          ---------             ---------
Gross profit                               35,362               28,633            111,542                90,128
                                         --------              -------          ---------             ---------
Gross profit
 percentage                                 42.4%                41.6%              43.4%                 42.8%

EXPENSES:
Selling and
 distribution                              20,457               16,990             59,204                46,692
Marketing, advertising
 and promotion                              6,601                5,050             19,081                16,252
General and
 administrative                             3,215                2,812              9,542                 8,225
Other income                                 (208)                  (9)              (886)                 (747)
Goodwill amortization                         428                  376              1,207                 1,047
Net interest and
debt expense                                  672                  743              2,027                 1,839
                                         --------              -------          ---------             ---------
                                           31,165               25,962             90,175                73,308
                                         --------              -------          ---------             ---------
Expenses and other
 items as a percentage
 of sales                                   37.4%                37.7%              35.1%                 34.8%

Earnings before
 income taxes                               4,197                2,671             21,367                16,820
Income tax expense                          1,427                  908              7,264                 5,719
Minority interest                             197                   51                986                   789
                                         --------              -------          ---------             ---------
NET EARNINGS                               $2,573               $1,712            $13,117             $  10,312
                                           ======               ======            =======             =========

EARNINGS PER SHARE INFORMATION:
Basic:
Weighted average
 Shares outstanding                        14,299               13,660             14,026                13,561
Net earnings
 per basic share                          $  0.18              $  0.13             $ 0.94                $ 0.76
                                          =======              =======             ======                ======

Diluted:
Weighted average
 Shares outstanding                        15,416               14,626             15,027                14,369
Net earnings
 per diluted share                        $  0.17              $  0.12            $  0.87               $  0.72
                                          =======              =======            =======               =======




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Page 4 - Vans, Inc. Reports Record Third Quarter Sales and Earnings


                                   VANS, INC.
                    Condensed Consolidated Financial Summary
                 Third Quarter and Nine Months Fiscal Year 2001
                            (In thousands of dollars)


BALANCE SHEETS                                          Feb 24,                        Feb 26,
                                                         2001                           2000
                                                         ----                           ----
ASSETS:
Current assets
Cash                                                   $  11,112                     $   8,680
Trade receivables - net                                   48,705                        47,227
Inventory                                                 57,947                        45,242
Deferred income taxes                                      2,852                         1,625
Other                                                      9,857                         7,497
                                                       ---------                     ---------
          Total current assets                           130,473                       110,271

Property, plant and
 equipment - net                                          35,285                        29,147
Intangible assets                                         24,972                        23,737
Other                                                      3,838                         3,265
                                                       ---------                     ---------

          Total assets                                 $ 194,568                     $ 166,420
                                                       =========                     =========

LIABILITIES:

Short-term borrowings                                  $  20,883                     $  24,340
Current liabilities                                       27,420                        18,412
Restructuring Reserve                                        124                           208
Other long-term liabilities                               16,584                        15,273
                                                       ---------                     ---------
          Total liabilities                               65,011                        58,233

Minority interest (a)                                      2,853                         1,146
Shareholders' equity                                     126,704                       107,041
                                                       ---------                     ---------
             Total liabilities and
              shareholders' equity                     $ 194,568                     $ 166,420
                                                       =========                     =========

SALES BY DISTRIBUTION CHANNEL

                                              Three Months Ended                      Nine Months Ended
                                              ------------------                      -----------------
                                          Feb 24,             Feb 26,            Feb 24,               Feb 26,
                                            2001               2000               2001                  2000
                                            ----               ----               ----                  ----
U.S.:
   Wholesale                             $ 28,700             $ 23,484          $ 102,901             $  81,877
   Retail                                  28,393               20,693             79,074                57,739
                                         --------             --------          ---------             ---------
Total U.S.                                 57,093               44,177            181,975               139,616
Total International                        26,252               24,636             75,225                70,879
                                         --------             --------          ---------             ---------
Total Sales                              $ 83,345             $ 68,813          $ 257,200             $ 210,495
                                         ========             ========          =========             =========

FOOTNOTE:

(a) During the second quarter of fiscal 2001, the Company acquired an additional 20% of the Common Stock of Global Accessories Limited in exchange for Common Stock of the Company. This transaction was effective September 30, 2000, bringing the Company's ownership of Global to 100%.